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                                                                    EXHIBIT 99.3

                           CONSENT OF DIRECTOR NOMINEE

         I, Paul D. DeStefanis, hereby consent to being named in the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 to which this consent is an exhibit as a person who will become, subject to my election by the shareholders of Summit Brokerage Services, Inc. ("Summit Brokerage"), a director of Summit Brokerage. I also consent to being referred to in the Proxy Statement/Prospectus as a director of Summit Financial Services Group, Inc., subject to my election as a director of Summit Brokerage.

                                                /s/ Paul D. DeStefanis
                                                --------------------------------
                                                Paul D. DeStefanis

Dated: February 6, 2004.